Exhibit 10.7

ASSIGNMENT OF MONIES AND DEBTS DUE AGREEMENT

1.
FOR VALUABLE CONSIDERATION, receipt whereof is hereby acknowledged and to secure the obligations of the undersigned (the “Debtor”) to Toronto Tree Top Holdings Ltd. (“TTTHL”) the Debtor hereby assigns and transfers to TTTHL, all of the Debtor’s right, title and interest in and to the collateral (the “Collateral”) described in Schedule “A” hereto and the proceeds thereof.

2.
The Debtor agrees that the Collateral shall be held by TTTHL as a general and continuing collateral security for the payment of all obligations, indebtedness and liabilities, present of future, direct or indirect, absolute or contingent, matured or not, of the Debtor to TTTHL, wheresoever and howsoever incurred, and any ultimate unpaid balance thereof, and as a first and prior claim upon the Collateral.

3.
The Debtor undertakes and agrees to furnish and deliver to TTTHL all the deeds, documents, writing, papers, books of account and other books relating to Collateral, and to furnish TTTHL with all information which may assist in the collection thereof.

4.
The Debtor covenants, represents and warrants to TTTHL as follows and acknowledges that TTTHL is relying upon such covenants, representations and warranties in entering into this Agreement and in advancing certain loans to the Debtor, namely that the Debtor is up-to-date in all material respects with all federal and state taxation and other remittances, including federal and state income tax, sales tax, social security or other taxes.

5.
The Debtor expressly authorizes TTTHL to collect, demand, sue for, enforce, recover and receive the Collateral and to give valid and binding receipts and discharges therefor and in respect thereof, the whole to the same extent and with the same effect as if TTTHL were the absolute owner thereof and without regard to the state of accounts between the Debtor and TTTHL.

6.
TTTHL may collect, realize, sell or otherwise deal with the Collateral or any part thereof in such manner, upon such terms and conditions and at such time or times, whether before or after default, as may seem to it advisable and without notice to Debtor.

7.	All monies collected or received by the Debtor in respect of the Collateral shall be received as trustee for TTTHL and shall be forthwith paid over to TTTHL by the Debtor.

8.
This agreement shall stand as collateral security to TTTHL for the general balance due at any time by the Debtor to TTTHL and all indebtedness for which the Debtor now is or are or may hereafter be liable to TTTHL and all renewals thereof.

9.
TTTHL may apply the amounts collected or received by it on account of such parts of the indebtedness and liabilities of the Debtor to TTTHL as to TTTHL seems best or hold the same in a separate collateral account for such time as it may see fit and then apply the same as aforesaid, the whole without prejudice to its claim for any deficiency.

10.
TTTHL may compound, compromise, grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Debtor and others, and with the Collateral and other securities as TTTHL may see fit, without prejudice to the liability of the Debtor or TTTHL’s right to hold and realize this security.

11.
TTTHL shall not be liable or accountable for any failure to realize or obtain  payment of the Collateral or any part thereof and TTTHL shall not be bound to institute proceedings for the purpose of collecting, realizing or obtaining payment of the same or for the purpose of preserving any rights of TTTHL, the Debtor or any other person, firm or corporation in respect of the same, and TTTHL shall not be responsible for any loss or damage which may occur in consequence of the negligence of any officer, agent or solicitor employed in the collection or realization thereof.

12.
TTTHL may charge on its own behalf and also pay to others reasonable sums of expenses incurred and for services rendered (expressly including legal advice and services) in or in connection with collecting, realizing and/or obtaining payment of the Collateral or any part thereof and may add the amount of such sums to the indebtedness of the Debtor.

13.
The Debtor shall from time to time forthwith on TTTHL’s request furnish to TTTHL in writing all information requested relating to the aforesaid debts, accounts, claims, monies and chooses in action and the aforesaid contracts securities, bills, notes, books, papers and other documents and TTTHL shall be entitled from time to time to inspect such contracts securities, bills, notes, books, papers and other documents and make copies thereof and for such purpose TTTHL shall have access to all premises occupied by the Debtor.

14.
The Debtor shall from time to time forthwith on TTTHL’s request do, make and execute all such financing statement, further assignments, documents, acts, matters and things as may be required by TTTHL with respect to the Collateral these presents, and the Debtor hereby constitutes and appoints  TTTHL the true, lawful and irrevocable attorney of the Debtor with full power of substitution to do, make and execute all such statements, assignments, documents, acts, matters or things with the right to use the name of the Debtor whenever and wherever it may deem necessary or expedient.

15.
The Debtor hereby irrevocably authorizes and directs any account debtor or other obliger in relation to the Debtor (a “Relevant Party”) to provide any and all information to TTTHL relating to the Collateral and the Debtor.  The Debtor hereby irrevocably waives any confidentiality or other rights which it now has or may hereafter have by statute or otherwise to preserve the confidentiality of any information or records requested by TTTHL and authorizes and directs any Relevant Party to act accordingly.

16.
This Agreement shall be a continuing agreement in every respect, and shall be binding upon the respective successors and assigns of the parties hereto.  No remedy for the enforcement of the rights of TTTHL hereunder shall be exclusive of or dependent on any other such remedy, but anyone or more of such remedies may from time to time be exercised independently or in combination.  The security interest created or provided for by this Agreement is intended to attach when this Agreement is signed by the Debtor and delivered to TTTHL.

17.	This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

18.	A facsimile counterpart of this Agreement shall be binding on each party hereto and fully effective for all purposes.

IN WITNESS WHEREOF the Debtor has executed this Agreement this 7th day of April, 2014.

YAPPN CORP.

Per:	/s/ David Lucatch
Name: David Lucatch – A. S. O.

SCHEDULE “A”

All debts, accounts, chooses in action, claims, demands, and moneys now due or owing or accruing due or which may hereafter become due or owing to the Debtor, including (without limiting the foregoing) claims against the federal government or any state, moneys which may become payable under any policy of insurance in respect of any loss by fire or other cause which has been or may be incurred by the Debtor, together with all contracts, securities, bills, notes, lien notes, judgments, chattel mortgages, mortgages and all other rights, benefits and documents now or hereafter taken, vested in or held by the Debtor in respect of or as security of such debts, accounts, chooses in action, claims, demands, and moneys hereby assigned or intended so to be or any part thereof and full befit and advantage thereof, and all rights of action, claims, or demand which the Debtor now has or may at any time hereafter have against any person or persons, firm or corporation in respect thereof.